Exhibit 10.11
AMENDMENT NO. 2 TO SECOND AMENDED & RESTATED CREDIT AGREEMENT
AMENDMENT NO. 2, dated as of April 10, 2023 (this “Amendment”), to the SECOND AMENDED & RESTATED CREDIT AGREEMENT, dated as of September 20, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), by and among FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth herein;
WHEREAS, the Lenders party hereto are willing to so amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.2 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Amendments to the Existing Credit Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Administrative Agent, the Lenders party hereto and the Borrower hereby agree as follows:
(a)Section 1.1 of the Existing Credit Agreement, is hereby amended by adding the following new definitions, each in proper alphabetical order:
“Amendment No. 2”: Amendment No. 2 to Second Amended & Restated Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date”: April 10, 2023.
(b)Section 1.1 of the Existing Credit Agreement, is hereby amended by amending and restating the following definition in its entirety as follows:
“Loan Documents”: this Agreement, the Security Documents, the Guarantee Agreements, the Loan Notes, any Incremental Amendment, Amendment No. 1 and Amendment No. 2.

(c)Section 6.1 of the Existing Credit Agreement, is hereby amended by adding following sentence as a new paragraph at the end thereof:
“Notwithstanding anything to the contrary in this Section 6.1, from the Amendment No. 2 Effective Date until the date that the Borrower delivers a Compliance Certificate setting forth that the Borrower is in compliance with the covenants set forth in Section 6.10 as of the last day of the Test Period ending December 31, 2023, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly make any Restricted Payment (other than (A) Restricted Payments made (x) pursuant to Section 6.1(b)(5), Section 6.1(b)(10) or Section 6.1(b)(19) or (y) by a Restricted Subsidiary to the Borrower or another Restricted Subsidiary to the extent such Restricted Payment would be otherwise permitted by Section 6.1 and (B) dividends and distributions made on account of the Borrower’s Class C preferred stock in a manner consistent with past practice to the extent such Restricted Payment would be otherwise permitted by Section 6.1) unless, at the time of such Restricted Payment and after giving pro forma effect to such Restricted Payment, the Debt to EBITDA Ratio would be less than or equal to 4.25 to 1.00 (it being understood that the foregoing shall not prohibit any Permitted Investment).”
(d)Section 5.14 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Aircraft Mortgage and Security Agreement. If at any time the Eligible Aviation Assets that are subject to an Aircraft Mortgage and Security Agreement as of the Closing Date (the “Mortgaged Aviation Assets”) are Disposed of or otherwise cease to be Mortgaged Aviation Assets, then the Borrower shall within 10 Business Days either (i) prepay the Loans in an amount equal to the Appraised Value of the Mortgaged Aviation Assets so Disposed or (ii) execute and deliver an additional Aircraft Mortgage and Security Agreement (or amend or supplement an existing Aircraft Mortgage and Security Agreement) to add thereto additional Eligible Aviation Assets with an Appraised Value equal to or greater than such difference (it being understood and agreed that if the Borrower cannot produce a customary insurance certificate naming the Administrative Agent in its role as collateral agent or security trustee as additional insured and loss payee on the general and liability insurance of the lessee of the applicable Eligible Aviation Assets on such timeframe the Administrative Agent may extend such timeframe for such additional Aircraft Mortgage and Security Agreement for an additional 10 Business Days so the Borrower can find other Eligible Aviation Assets with respect to which such an insurance certificate can be provided and that if after such additional 10 Business Day timeframe the Borrower cannot find such other Eligible Aviation Assets the Administrative Agent may extend the timeframe for such additional Aircraft Mortgage and Security Agreement by an additional 10 Business Days and may elect to hire a third party security trustee reasonably acceptable to it to hold such Aircraft Mortgage and Security Agreement and any or all existing or future Aircraft Mortgage and Security Agreements all at the expense of the Borrower); provided that, from the Amendment No. 2 Effective Date until the date that the Borrower delivers a Compliance Certificate setting forth that the Borrower is in compliance with the covenants set forth in Section 6.10 as of the last day of the Test Period ending December 31, 2023, the Borrower may not prepay the Loans in accordance with clause (i) and must add additional Eligible Aviation Assets in accordance with clause (ii); provided, further, that if any Mortgaged Aviation Assets were Disposed of or otherwise cease to be Mortgaged Aviation Assets prior to the Amendment No. 2 Effective Date, the Borrower must add additional Eligible Aviation Assets in accordance with clause (ii) with respect to such Mortgaged Aviation Assets.  On each twelve month anniversary of any Eligible Aviation Asset becoming a Mortgaged Aviation Asset, the Borrower shall provide an updated appraisal of the Appraised Value.”
(e)Section 6.10(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows (for the avoidance of doubt without affecting the operation of Section 6.10(b) of the Existing Credit Agreement with respect to periods prior to March 31, 2023):

“(b)    Debt to EBITDA. The Borrower shall not permit the Debt to EBITDA Ratio for the Borrower and the Restricted Subsidiaries as of the last day of each of the Test Periods ending September 30, 2022, and December 31, 2022, to be greater than 5.00 to 1.00; as of the last day of each of the Test Periods ending March 31, 2023, June 30, 2023, and September 30, 2023, to be greater than 4.50 to 1.00; and as of the last day of any Test Period thereafter to be greater than 4.00 to 1.00. For the avoidance of doubt this covenant shall not be tested for the Test Period ended June 30, 2022.”
SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each of the other parties hereto that:
(a)The Borrower has the requisite corporate or other organizational power and authority to make, deliver and perform this Amendment. The Borrower has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)As of the Amendment No. 2 Effective Date, (i) the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent (the date on which all such conditions are satisfied or waived, the “Amendment No. 2 Effective Date”):
(a)The Administrative Agent shall have received from the Borrower and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such parties have signed a counterpart of this Amendment.
(b)Prior to and after giving effect to this Amendment, no Default or Event of Default shall exist.
(c)The Borrower shall have paid to the Administrative Agent all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby and any fees then due and payable to the Administrative Agent.
(d)The Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered a counterpart to this Amendment prior to the Amendment No. 2 Effective Date, a consent fee equal to 0.125% of the aggregate principal amount of the Commitments held by such Lender immediately prior to the Amendment No. 2 Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Consent and Reaffirmation; Liens Unimpaired.

(a)The Borrower hereby (i) consents to this Amendment and the transactions contemplated hereby and (ii) agrees that, notwithstanding the effectiveness of this Amendment, its Obligations under each of the Loan Documents to which it is a party continues to be in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.
(b)The Borrower, on behalf of itself and the other Loan Parties, confirms that, after giving effect to this Amendment, neither the modification of the Existing Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:
(i)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or
(ii)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
SECTION 6. Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, as the Borrower
By:	/s/ Joseph P. Adams Jr.
Name: Joseph P. Adams, Jr.
Title: Chief Executive Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:	/s/ Cristina Caviness
Name: Cristina Caviness
Title: Executive Director

Barclays Bank PLC, as a Lender and an Issuing Bank
By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

MORGAN STANLEY SENIOR FUNDING INC. as a Lender
By:	/s/ Jack Kuhns
Name: Jack Kuhns
Title: Vice President

CITIZENS BANK, N.A. as a Lender
By:	/s/ Douglas Kennedy
Name: Douglass Kennedy
Title: Senior Vice President